UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2009

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32248 (Commission File Number)	06-1722127 (IRS Employer Identification Number)

420 Lexington Avenue New York, New York (Address of Principal Executive Offices)		10170 (Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 30, 2009, GKK Capital LP, a Delaware limited partnership to which Gramercy Capital Corp. (the “Company”) is the general partner (the “Operating Partnership”), entered into an Exchange Agreement, dated as of January 30, 2009 (the “ Exchange Agreement”), with certain affiliates of Taberna Capital Management, LLC (collectively, “Taberna”), pursuant to which the Operating Partnership and Taberna agreed to exchange (the “Exchange”) a newly issued junior subordinated notes due 2035 of the Operating Partnership (the “Notes”) in the aggregate principal amount of $150 million for an aggregate $150 million of existing trust preferred securities (collectively, the “TruPS”) issued by certain affiliates of the Company (collectively, the “Trusts”) and held by Taberna.  Simultaneous with the Exchange Agreement, the Operating Partnership and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), entered into a Junior Subordinated Indenture, dated as of January 30, 2009 (the “New Indenture”).   The New Indenture contains terms and conditions substantially similar in all material respects to certain junior subordinated indentures (the “Original Indentures”) entered into between the Operating Partnership and the Trustee pursuant to which the Operating Partnership issued certain junior subordinated notes (the “Original Notes”) to the Trusts in connection with the issuances of the TruPS.  Pursuant to the New Indenture, the Notes will mature on June 30, 2035 (the “Maturity Date”) and will bear (i) a fixed interest rate of 0.50% per annum for the period beginning on January 30, 2009 and ending on January 29, 2012 and (ii) a fixed interest rate of 7.50% per annum for the period commencing on January 30, 2012 through and including the Maturity Date.  In addition, the Operating Partnership may, at its option, redeem the Notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes.  The optional redemption of the Note in part must be made in at least $25,000,000 increments, to be applied to the Notes on a pro-rata basis unless otherwise agreed in the sole discretion of Taberna.  The New Indenture also contains additional covenants restricting, among other things, the ability of the Operating Partnership to, during the 2009 calendar year, declare or pay any dividends or distributions on, or redeem or make liquidation payment with respect to limited partnership interests of the Operating Partnership or, make any payment or redeem any debt securities ranked pari passu or junior to the Notes, except in certain limited circumstances where the Operating Partnership is permitted to (i) make distributions to holders of Class B units of the Operating Partnership pursuant to the Agreement of Limited Partnership and (ii) redeem or repurchase such Class B units in connection with any internalization transaction of the Company.  The foregoing limitations and exceptions also apply to (i) any period during which the Operating Partnership exercises its deferral right under the New Indenture (which right has been contractually waived pursuant to the Exchange Agreement as described below) and/or (ii) any other period in which an Event of Default (as defined in the New Indenture) has occurred and be continuing.  The Exchange Agreement contains certain representations, warranties and covenants, including the agreement by the Operating Partnership (i) to pay all accrued interest on the TruPS for the period commencing on October 30, 2008 and continuing through and including January 29, 2009 at a reduced interest rate of 0.50% per annum and (ii) not to exercise its right to defer interest payments on the Notes for a period of 10 years.

A copy of the New Indenture is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  A copy of the press release announcing the Exchange is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Exchange, the Operating Partnership cancelled the Original Notes and terminated the Original Indentures in accordance with the terms of the Original Indentures effective on January 30, 2009.  In addition, subsequent to the satisfaction and discharge of the Original Indentures, the Trusts will be dissolved.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under the Off-Balance Sheet Arrangement of a Registrant

The descriptions under Item 1.01 above relating to the New Indenture are incorporated by reference to this Item 2.03.

Item 9.01	Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Junior Subordinated Indenture, dated as of January 30, 2009, by and between GKK Capital LP and The Bank of New York Mellon Trust Company, National Association, as Trustee.
99.1	Press release, dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2009

	By:	/s/ John B. Roche
Name:John B. Roche
Title:Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Junior Subordinated Indenture, dated as of January 30, 2009, by and between GKK Capital LP and The Bank of New York Mellon Trust Company, National Association, as Trustee.
99.1	Press release, dated February 5, 2009.